Exhibit 10.1

META Group, Inc./JMI Long Term Incentive Compensation Plan

Waiver and Release Agreement

Background

             I understand that (i) META Group, Inc., a Delaware corporation (“META” or the “Company”), plans to terminate the META Group, Inc./JMI Long Term Incentive Compensation Plan (the “Plan”) pursuant Section VI.E of the Plan; (ii) META plans to sell its entire partnership interest in all JMI Funds; and (iii) the termination of the Plan and sale by META of its partnership interest in all JMI Funds adversely affects my unvested ownership interest in and to all Units granted to me under the Plan.  Based on these express understandings, I hereby consent to the termination of my interest and rights in and to all Units that I have been granted pursuant to the Plan, all of which are unvested, effective as of the date below (the “Effective Date”).  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

Grant of Stock Options

             In consideration for executing this Waiver and Release Agreement (the “Agreement”) and subject to approval of the Company’s Board of Directors, META will grant to me an option to purchase that number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”) equal to the number of Units previously granted to and currently held by me multiplied by 1,000 (one thousand).  The purchase price for a share of Common Stock subject to such option shall be equal to the fair market value of one share of Common Stock at the close of business on the date of the grant (the “Exercise Price”).  The options will be subject to the terms and conditions of the Company’s Amended and Restated 1995 Stock Plan (the “Stock Option Plan”) and the Company’s standard Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as applicable, between the Company and me.  One-third of such options shall be vested on the date of grant, another one-third shall vest on the date which is 6 months from the grant date and the final one-third shall vest on the date which is the one year anniversary date of the grant date (in the latter two cases, subject to continued employment with the Company).  To the maximum extent possible, such options shall be intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended.

Release

             In consideration for META’s stock option grant to me as described above, I and my representatives, agents, estate, heirs, successors and assigns absolutely and unconditionally hereby voluntarily release, discharge, disclaim, waive, indemnify and hold harmless META and its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, trustees, investors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities, from any and all actions, claims, rights, liabilities or damages, whether existing or contingent, known or unknown, that arise from and/or are related to the Plan, the termination of such Plan and/or the termination of my interest and rights in and to all Units that I have been granted pursuant to the Plan.

Documentation Provided

             Additionally, I hereby acknowledge receipt of the following documentation provided to me in connection with my execution of this Agreement, each of which is attached as an exhibit to this Agreement:

•	the Plan (Exhibit A),
•	the Stock Option Plan (Exhibit B),
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Exhibit C),
•	the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held in May 2001 (Exhibit D),
•	Limited Partnership Agreement of JMI Equity Side Fund, L.P. dated as of July 31, 1998 (Exhibit E),
•	Confidential Memorandum dated June 1998 for JMI Equity Side Fund, L.P. and Confidential Offering Memorandum for JMI Equity Fund III, L.P. (Exhibit F),
•	the JMI Equity Side Fund, L.P. financial statements and schedule for the twelve months ended December 31, 2000 and 1999 (with independent auditors report thereon) (Exhibit G),
•	the JMI Equity Side Fund, L.P. Portfolio Review as of December 31, 2000 (Exhibit H) and
•	the JMI Equity Side Fund, L.P. Portfolio Review Schedule as of March 31, 2001 (Exhibit I).

             I acknowledge that I have thoroughly read and understand the above documentation and have had a sufficient amount of time and opportunity to consider these materials and ask questions of META management about them in connection with my execution of this Agreement.

Opportunity to Ask Questions

             I also acknowledge that I have had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company.  I have also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this Waiver Agreement and Release and the subject matter hereof (namely the termination of the Plan, the termination of my Units and the granting of stock options in the Company) and the business and operations of the Company.

             I further acknowledge that I have had an opportunity to discuss the business, management, prospects and financial affairs of the JMI Funds with representatives of management of the JMI Funds.  I have also had the opportunity to ask questions of and receive answers from, such JMI Funds representatives regarding the terms and conditions of this Waiver Agreement and Release and the subject matter hereof (namely the historical and prospective financial performance and direct and indirect portfolio holdings of the JMI Funds).

Miscellaneous

             I understand that I and the other Participants under the Plan are the only persons who are eligible to execute a form of this Agreement.  I acknowledge that the terms hereof were made pursuant to arms’ length good faith negotiation among the parties.  I further understand that the effectiveness of this Agreement is not contingent on any other Participant signing a form of this Agreement.

             No commission or other remuneration is being paid or given directly or indirectly in connection with soliciting the transactions contemplated by this Agreement.

             Each Participant is urged, at his or her own expense, to consult with and rely on his or her own advisors with respect to the individual consequences – tax, legal and otherwise – to him or her of entering into this Agreement.  I understand and acknowledge that Testa, Hurwitz & Thibeault, LLP represents META and the JMI Funds, and not me.

             I acknowledge and agree that I have received the advice of independent counsel in connection with this Agreement (or I have independently and of my own free-will decided not to obtain such advice).  I acknowledge that I have reviewed the terms of this Agreement (with independent counsel if I have so chosen to do so), and that I am not relying upon any other party concerning this Agreement.  I hereby represent and acknowledge that I have made this Agreement, including the release stated herein, of my own free will and accord, and in accordance with my own judgment upon advice of my own legal counsel (if applicable), and state that I have not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of anyone (other than my own counsel, if applicable).

             This Agreement shall be interpreted, construed and enforced in accordance with the substantive laws of the State of Connecticut without regard to its principles of conflict of laws.

             This Agreement and the Plan set forth the complete and sole agreement between the parties regarding my agreement to terminate and waive all rights I have in and to any Units, and supersedes any and all other agreements or understandings regarding this specific subject matter, whether written or oral, express or implied.

             I intend this Agreement to constitute my consent pursuant to the last sentence of Section VI.E. of the Plan.

Signature

Print Name

Date
Agreed and accepted to as of the date written above:

META GROUP, INC.

By:

Name:
Title: